UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JA Solar Holdings Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Jinglong Group Industrial Park Jinglong Street Ningjin, Hebei Province 055550, The People’s Republic of China	Not applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing 3 ordinary shares	The NASDAQ Stock Market LLC
Ordinary shares, par value US$0.0001 per share	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-140002 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

*	Not for trading, but only in connection with the registration of American Depositary Shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Amendment No. 1 to our Form 8-A filed with the Securities and Exchange Commission on February 1, 2007, amends the name of the exchange on which our securities are to be registered. No other changes are made to the Form 8-A.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s ordinary shares and the description of the American Depositary Shares representing such ordinary shares set forth under the captions “Description of Share Capital” and “Description of American Depositary Receipts” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (File No. 333-140002), as amended, originally filed with the Securities and Exchange Commission on January 16, 2007, is hereby incorporated by reference in answer to this item.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JA Solar Holdings Co., Ltd.

Date	February 2, 2007

By	/s/ Huaijin Yang
Name:	Huaijin Yang
Title:	Chief Executive Officer

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